EXHIBIT 99.11

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 60 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-
572) on behalf of EV Traditional Arizona Municipals Fund, EV Traditional Colorado Municipals Fund, EV Traditional Connecticut Municipals Fund, EV Traditional Michigan Municipals Fund, EV Traditional Minnesota Municipals Fund, EV Traditional New Jersey Municipals Fund, EV Traditional Pennsylvania Municipals Fund and EV Traditional Texas Municipals Fund of our reports dated August 25, 1995, relating to EV Classic Arizona Tax Free Fund, EV Classic Colorado Tax Free Fund, EV Traditional Connecticut Tax Free Fund, EV Classic Michigan Tax Free Fund, EV Classic Minnesota Tax Free Fund, EV Traditional New Jersey Tax Free Fund, EV Traditional Pennsylvania Tax Free Fund and EV Classic Texas Tax Free Fund, and of our report dated August 25, 1995, relating to Arizona Tax Free Portfolio, Colorado Tax Free Portfolio, Connecticut Tax Free Portfolio, Michigan Tax Free Portfolio, Minnesota Tax Free Portfolio, New Jersey Tax Free Portfolio, Pennsylvania Tax Free Portfolio and Texas Tax Free Portfolio, which reports are included in the Annual Report to Shareholders for the year ended July 31, 1995 which is incorporated by reference in the Statement of Additional Information. (Each Fund and Portfolio changed the phrase "Tax Free" in its name to "Municipals" on December 1, 1995. In addition, the Arizona, Colorado, Michigan, Minnesota and Texas Funds will change their names from "EV Classic [State Name] Municipals Fund" to EV Traditional [State Name] Municipals Fund'' on February 1, 1996).

We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

                                                         DELOITTE & TOUCHE LLP

January 25, 1996
Boston, Massachusetts